Transaction Highlights SEPTEMBER 2019

HAY COMPANY SNAPSHOT 2 High design European Headquarters: Denmark Revenue Growth (4 Yr. CAGR): 9% brand offering furniture Founded: 2002 FY19 Financial Results and accessories products Employees: ~190 (Year Ended July 2019): for consumer and Geographic Presence: Revenue: $160M contract markets Over 50 countries EBITDA Margin: 10.5% GEOGRAPHIC MIX: CHANNEL MIX: PRODUCT MIX: Europe 88% Wholesale 52% Furnishings 86% North America 9% Contract 42% Accessories 12% Other 3% Retail 3% Lighting 2% Other 3%

HAY DESIGN 3 LEADERSHIP Rolf and Mette Hay are the husband-and-wife duo behind HAY. Rolf began his career working for various design companies in Denmark and teaching himself design and design development, while Mette’s parents ran a design store. In 2002, the couple founded HAY as a contemporary design and furniture company. In 2019, Rolf and Mette were named to Fast Company’s 100 Most Creative People list.

HAY PORTFOLIO 4 HAY brings a growing portfolio of beautifully designed furnishings and accessories to the Herman Miller family of brands. Today, they offer 200 styles of furniture and more than 400 accessory options. Here are just a few examples...

ACCESSORIES 5

DINING 6

SEATING 7

LOUNGE & OUTDOOR 8

OFFICE 9

HAY TRANSACTION HIGHLIGHTS 10 Additional 34% Equity Investment in HAY –– When combined with initial 33% investment in 2018, ownership in HAY increases to a majority interest of 67% –– $78M cash investment –– Accounting treatment expected to shift from a non-consolidated equity investment to consolidated financial results, including 33% minority interest –– Year 1 (FY20) estimated adjusted EPS accretion of $0.01 to $0.02 for partial year ∙ Excludes purchase accounting adjustments related to inventory step-up –– Anticipated transaction closing date on December 2, 2019